Calculation of Filing Fee Tables
S-8
Aeva Technologies, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	3,079,007	$ 15.39	$ 47,385,917.73	0.0001381	$ 6,544.00
2	Equity	Common Stock, $0.0001 par value per share	Other	3,079,007	$ 13.09	$ 40,304,201.63	0.0001381	$ 5,566.02
Total Offering Amounts:						$ 87,690,119.36		$ 12,110.02
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 12,110.02
Offering Note
[1]	(A) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, (the "Securities Act") this Registration Statement covers any additional shares of common stock that become issuable under the Aeva Technologies, Inc. 2021 Incentive Award Plan, as amended (the "2021 Incentive Award Plan") or the Aeva Technologies, Inc. 2022 Employee Stock Purchase Plan (the "2022 ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of Aeva Technologies, Inc.'s outstanding shares of common stock, par value $0.0001 per share (the "Common Stock"). (B) Represents 3,079,007 shares of Common Stock that were automatically added to the shares reserved for issuance under the 2021 Incentive Award Plan on January 1, 2026 pursuant to an "evergreen" provision contained in the 2021 Incentive Award Plan. (C) Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The price per share and aggregate offering price are based on the average of the high and low sale prices of the Common Stock as reported on the Nasdaq Global Select Market on March 13, 2026, which date is within five business days prior to the filing of this Registration Statement on Form S-8 (the "Registration Statement").

[2]	(A) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, (the "Securities Act") this Registration Statement covers any additional shares of common stock that become issuable under the Aeva Technologies, Inc. 2021 Incentive Award Plan, as amended (the "2021 Incentive Award Plan") or the Aeva Technologies, Inc. 2022 Employee Stock Purchase Plan (the "2022 ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of Aeva Technologies, Inc.'s outstanding shares of common stock, par value $0.0001 per share (the "Common Stock"). (B) Represents 3,079,007 shares of Common Stock that were automatically added to the shares reserved for issuance under the 2022 ESPP on January 1, 2026 pursuant to an "evergreen" provision contained in the 2022 ESPP. (C) Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The price per share and aggregate offering price are based on the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Global Select Market on March 13, 2026, multiplied by 85%, which date is within five business days prior to the filing of the Registration Statement, multiplied by 85%, which is the percentage of the price per share applicable to purchasers under the 2022 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources